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                                                                     EXHIBIT 5.1


                             VINSON & ELKINS L.L.P.
                             2300 First City Tower
                           Houston, Texas 77002-6760



                                October 30, 1996


Forcenergy Inc
2730 SW 3rd Avenue, Suite 800
Miami, Florida 33129-2237

Gentlemen:

         We have acted as counsel for Forcenergy Inc, a Delaware corporation (the "Company"), in connection with filing by the Company with the Securities and Exchange Commission (the "Commission") of an amendment to the Company's Registration Statement No. 333-13657 on Form S-3 (the "Registration Statement") with respect to (i) $175 million principal amount of the Company's Senior Subordinated Notes due 2006 (the "Debt Securities"), for sale by the Company in an underwritten public offering under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) up to a total of 4,025,000 shares of the Common Stock, par value $.01 per share, of the Company ("Common Stock"), for sale by the Company and several of its stockholders named in the Registration Statement (the "Selling Stockholders") in a concurrent underwritten public offering under the Securities Act. The Debt Securities are issuable pursuant to an Indenture (herein so called) to be entered into between the Company and Bankers Trust Company, as trustee (the "Trustee").

         Before rendering our opinions hereinafter set forth, we examined such certificates, instruments and documents, including the form of the Indenture filed as Exhibit 4.2 to the Registration Statement, and we reviewed such questions of law, as we considered appropriate.

         Based upon the foregoing examination and review, we are of the opinion that:

         (i) When the Indenture has been duly executed and delivered by the Company and the Trustee and the Registration Statement has become effective under the Securities Act, and when each global certificate representing the Debt Securities has been duly executed and authenticated in accordance with the Indenture and the Debt Securities have been issued and sold to the underwriters thereof as contemplated in the Registration Statement, thereupon the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.


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         (ii)    When the Registration Statement has become effective under the Securities Act and each of the up to 2,062,958 shares of Common Stock to be issued and sold by the Company pursuant to the Registration Statement has been issued and sold to the underwriters thereof as contemplated in the Registration Statement, thereupon all such shares will be duly authorized, validly issued, fully paid and nonassessable.

         (iii) When the Registration Statement has become effective under the Securities Act and each of the 1,962,042 shares of Common Stock to be sold by the Selling Stockholders pursuant to the Registration Statement has been sold to the underwriters thereof as contemplated in the Registration Statement, thereupon all such shares will be duly authorized, validly issued, fully paid and non-assessable.

         The foregoing opinions are limited to the federal laws of the United States and the General Corporation Law of the State of Delaware.

         We hereby consent to the statements made with respect to us under the caption "Legal Matters" in each prospectus contained in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                        Very truly yours,



                                        VINSON & ELKINS L.L.P.